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                                                                    Exhibit 99.2



                           COMMONWEALTH ENERGY SYSTEM

 Proxy-Special Meeting in Lieu of Annual Meeting of Shareholders-June 24, 1999
           This Proxy is Solicited on Behalf of the Board of Trustees

  The undersigned hereby appoints Sheldon A. Buckler, Franklin M. Hundley and Russell D. Wright, and each or any of them, with power of substitution, as proxies to attend the special meeting in lieu of an annual meeting of shareholders of Commonwealth Energy System to be held on Thursday, June 24 and at any adjournment thereof and to vote the number of shares which the shareholder(s) would be entitled to vote if personally present:

  To vote your shares for all Trustee nominees, mark the "FOR" box on item 2. To withhold voting for all nominees, mark the "WITHHELD" box. If you do not wish your shares voted "FOR" a particular nominee, mark the "EXCEPTION" box and enter name(s) of the exception(s) in the space provided.

  The Trustees recommend a vote "FOR" proposals #1 and #2
1. Adoption of the Merger Agreement between BEC Energy and COM/Energy and Approval of the Merger
  [_]  FOR               [_]  AGAINST           [_]  ABSTAIN

2. Election of Trustees
  Nominees: P.H. Cressy, W.J. O'Brien, R.D. Wright
  [_]  FOR               [_]  WITHHELD          [_]  EXCEPTION(S)
  EXCEPTION(S): _____________________
                      PLEASE SIGN AND DATE ON REVERSE SIDE

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  The Trustees recommend a vote "AGAINST" proposal #3

3. Shareholder Proposal
  [_]  FOR               [_]  AGAINST           [_]  ABSTAIN

4. Upon any other business that may properly come before the meeting.

  This Proxy will be voted as directed above. If no other indication is made, this proxy will be voted FOR proposals #1 AND #2, and AGAINST proposal #3.

  Any proxy or proxies to vote such shares at said meeting heretofore given by the shareholder(s) are hereby revoked.


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                                       Signature(s) should agree with name(s)
                                       printed below

                                       (When signing as attorney, executor or
                                       administrator, trustee or guardian,
                                       etc., please indicate your full title
                                       as such.)

                                       Acct. No. ______________________________

                                       No. of Shares __________________________

                                       Dated      , 1999

           PLEASE SIGN, DATE AND RETURN IN ENCLOSED PREPAID ENVELOPE